UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007
                                                 (December 7, 2007)

                   Third-Order Nanotechnologies, Inc.
.......................................................................
         (Exact name of registrant as specified in its charter)

         Nevada                  0-52567         82-049-7368
.......................................................................
(State or other jurisdiction   (Commission       (IRS Employer
   of incorporation)           File Number)   Identification No.)

2601 Annand Dr., Suite #16, Wilmington, Delaware      19808
.......................................................................
     (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (302) 998-8824

.......................................................................
  (Former name or former address, if changed since last report)




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Item 7.01.  Regulation FD Disclosure
------------------------------------

	On December 7, 2007, Third-order Nanotechnologies, Inc. (the "Company") participated in the EQUITIES Magazine Winter Discovery Day Conference during which Hal Bennett, the Company's chief executive officer, provided an overview of the Company's business.

	The Power Point presentation materials shown to the conference audience is available on the Company's web site at www.third-order.com, and is hereby incorporated in this Item 7.01 by reference, but shall not be deemed filed for any purpose under the Securities Exchange Act of 1934.

	During the conference, in addition to presenting the information contained in the Company's registration statement and quarterly reports filed with the Securities and Exchange Commission, Mr. Bennett laid out a sequence of potential Company products, and then created a question around what the "killer" application of the Company's electro-optic polymers could be by drawing an analogy between the Company's electro-optic polymers for photonics and silicon for electronics. The possible product sequence is: high speed modulators, moving to components for the all-optical internet, military optical computers, displays and then the "killer" application. Mr. Bennett then presented market size estimates for high speed modulators at $2.65B in 2014, the all-optical Internet as growing to $30B per year and LCDs at a current $63B/yr.

Item 9.01. Financial Statements and Exhibits.

None


                              SIGNATURES

	Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD-ORDER NANOTECHNOLOGIES, INC.

By: /s/Harold R. Bennett
   ----------------------------------
   Harold R. Bennett, CEO

Dated December 7, 2007



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